UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008 (August 5, 2008)

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SYNCORA HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) As a condition to the closing of a master transaction agreement, dated as of July 28, 2008 (the “Master Transaction Agreement”) by and among Syncora Holdings Ltd. (the “Company” or “SHL”), formerly known as Security Capital Assurance Ltd, several of its wholly-owned subsidiaries, including Syncora Guarantee Inc. (“SGI”), formerly known as XL Capital Assurance Inc., and Syncora Guarantee Re Ltd, formerly known as XL Financial Assurance Ltd., XL Capital Ltd (“XL Capital”), certain affiliates of XL Capital and certain financial institutions that are counterparties to credit default swap contracts with SGI and that may, from time to time, be parties to the Master Transaction Agreement, the four XL Capital-nominated directors on our Board of Directors, Messrs. Fred Corrado, Paul Hellmers, Gardner Grant, Jr. and Jonathan Bank, are required to resign from our Board of Directors. Effective August 5, 2008, Messrs. Fred Corrado, Paul Hellmers, Gardner Grant, Jr. and Jonathan Bank have resigned from our Board of Directors. Messrs. Bank, Grant and Corrado served on the Company’s Audit Committee. Messrs. Bank, Grant, Corrado and Hellmers served on the Company’s Finance and Risk Oversight Committee. Mr. Hellmers served on the Company’s Compensation Committee.

A press release announcing these resignations, among other things, is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, “Syncora Holdings Ltd. announces closing of transactions with XL Capital and Merrill Lynch & Co., Inc.,” dated August 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD (Registrant)

Date: August 5, 2008	By:	/s/ Susan Comparato
Name: Susan Comparato
Title: Senior Vice President and General Counsel